Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Champions Oncology, Inc. on Form S8 (No. 333-182747) of our report dated July 24, 2023 , on our audits of the consolidated financial statements as of April 30, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about July 24, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
July 24, 2023